UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2015

XENON PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-36687	98-0661854
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

200-3650 Gilmore Way
Burnaby, British Columbia V5G 4W8
Canada
(Address of principal executive offices including zip code)

604) 484-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2015, the compensation committee of the board of directors (the “Board”) of Xenon Pharmaceuticals Inc. (the “Company”) approved 2014 non-equity incentive plan payments, 2015 base salaries and stock option grants for each of the Company’s named executive officers. For additional information regarding non-equity incentive compensation for the Company’s named executive officers, please see the section entitled “Executive Compensation” of the Company's Prospectus dated November 4, 2014, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-198666).

Name	Title	2014 Non-Equity Incentive Plan Payment (1)	2015 Base Salary (2) (in CAD$)	Option Grant (in shares)
Simon N. Pimstone	President and Chief Executive Officer	$177,609	$419,656	$95,000
Ian C. Mortimer	Chief Financial Officer and Chief Operating Officer	112,705	326,655	55,000
Y. Paul Goldberg	Vice President, Clinical Development	94,921	308,422	35,000
Karen G. Corraini	General Counsel and Corporate Secretary	82,848	295,329	35,000
Robin Sherrington	Senior Vice President of Business & Corporate Development	80,960	296,261	35,000
________________
(1)
Non-equity incentive plan payments are paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table.  The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.9057 which was the average Bank of Canada exchange rate for the 2014 fiscal year.

(2)	2015 base salary figures are paid in Canadian dollars and have been reported as Canadian dollars for purposes of the table. The 2015 base salary figures are retroactive to January 1, 2015.

The options granted to each of the named executive officers have an exercise price equal to $17.76, the closing price of the Company’s common shares on The NASDAQ Global Market on March 17, 2015. 25% of the shares underlying each option will vest on January 1, 2016, and 75% of the shares underlying each option will vest thereafter over the course of the next 3 years, in equal amounts, on the last day of each month.

Dr. Pimstone, Mr. Mortimer, Dr. Goldberg, Ms. Corraini and Dr. Sherrington are eligible to receive payments under the Company’s 2015 non-equity incentive plan of up to 50%, 40%, 35%, 35% and 35% respectively, of their base salary. The 2015 performance goals for these officers are related to various corporate objectives, including achievement of the TV-45070 project goals in the Company’s collaboration with Teva Pharmaceuticals Industries, Ltd.; continued execution of the Company’s collaboration with Genentech, Inc.; initiation of a Phase 2 proof-of-concept trial for XEN801; continued progress in the Company’s Nav1.6 Dravet Syndrome program towards selection of a development track candidate; identifying the Company’s next ion channel program for discovery; continued progress in genetics target discovery both internally and with Genentech, Inc.; execution against our capital markets plan; and managing to budget.  The non-equity incentive payment for each of Dr. Pimstone, Mr. Mortimer, and Dr. Sherrington is based solely on corporate goals. The non-equity incentive payment for Ms. Corraini and Dr. Goldberg is based on 75% corporate goals and 25% individual goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2015	XENON PHARMACEUTICALS INC.

	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer and Chief Operating Officer